EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock of

CIM Commercial Trust Corporation

Pursuant to its Offer to Purchase for Cash Dated May 16, 2016

Up to 10,000,000 Shares of Common Stock

At a Purchase Price of $21.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 13, 2016, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

THE OFFER TO PURCHASE DATED MAY 16, 2016 AND THIS RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

If you want to tender all or a portion of your shares of Common Stock, this form must be used to accept the Offer (as defined below) if (1) you cannot comply with the procedure for book-entry transfer through the Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) system by the Expiration Date or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to the Depositary prior to the Expiration Date, as set forth in Section 3, “Procedures for Tendering Shares of Common Stock”, of the Offer to Purchase (as defined below).

This form, signed and properly completed, may be delivered by hand, mail or overnight courier to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer (the “Depositary”). See Section 3, “Procedures for Tendering Shares of Common Stock”, of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary and Paying Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by hand, express mail, courier
or any other expedited service:
American Stock Transfer & Trust Company, LLC
Operations Center	American Stock Transfer & Trust Company, LLC
Attn: Reorganization Department	Operations Center
P.O. Box 2042	Attn: Reorganization Department
New York, New York 10272-2042	6201 15th Avenue
Brooklyn, New York 11219
Phone: Toll-free (877) 248-6417
(718) 921-8317

Facsimile (for withdrawals only): (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to the Company (as defined below), D.F. King & Co., Inc., the information agent for the Offer, the Depository Trust Company or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CIM Commercial Trust Corporation, a Maryland corporation and publicly traded  real estate investment trust (the “Company”), the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth below at a price of $21.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 16, 2016 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, all pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Tendering Shares of Common Stock”, of the Offer to Purchase.

Number of whole shares of Common Stock tendered: _____ shares*

*      Unless otherwise indicated, it will be assumed that all shares of Common Stock held by the undersigned are to be tendered.

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2016

Name of Tendering Institution:

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares of Common Stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of shares of Common Stock complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such shares of Common Stock into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed photocopy of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2016